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Term Sheet No. P2 To the Underlying Supplement dated June 24, 2010, Product Supplement No. U-I dated March 31, 2010, Prospectus Supplement dated March 25, 2009 and Prospectus dated March 25, 2009	Filed Pursuant to Rule 433 Registration Statement No. 333-158199-10 July 2, 2010

$ Performance Yield Notes due January 30, 2012 Linked to the Worst Performing of the S&P 500® Index, the Market Vectors Gold Miners ETF and the Russell 2000® Index

General

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The securities are designed for investors who are mildly bearish, neutral or mildly bullish on the Underlyings. Investors should be willing to lose some or all of their investment if a Knock-In Event occurs with respect to any Underlying. Any payment on the securities is subject to our ability to pay our obligations as they become due.

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Subject to Early Redemption, interest will be paid quarterly in arrears at a rate per annum that will be determined on the relevant Observation Date and will depend on the performance of the Lowest Performing Underlying on such Observation Date. Interest will be calculated on a 30/360 basis.

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Senior unsecured obligations of Credit Suisse AG, acting through its Nassau Branch, maturing January 30, 2012.†

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Minimum purchase of $1,000. Minimum denominations of $1,000 and integral multiples in excess thereof.

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The securities are expected to price on or about July 27, 2010 (the "Trade Date") and are expected to settle on or about July 30, 2010. Delivery of the securities in book-entry form only will be made through The Depository Trust Company.

Key Terms

Issuer:		Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch
Underlyings:		Each Underlying is identified in the table below, together with its Bloomberg ticker symbol, Initial Level, Knock-In Level and Knock-Out Level:
	Underlying	Ticker	Initial Level*	Knock-In Level**	Knock-Out Level***
	S&P 500 Index ("SPX")	SPX
	Market Vectors Gold Miners ETF ("GDX")	GDX UP
	Russell 2000 Index ("RTY")	RTY
* The Initial Level for each Underlying will be the closing level of such Underlying on the Trade Date.
** The Knock-In Level for each Underlying will be 70% of the Initial Level of such Underlying.
*** The Knock-Out Level for each Underlying will be 105% of the Initial Level of such Underlying.
Applicable Rate:		The Applicable Rate per annum on each Interest Payment Date, calculated on a 30/360 basis, will equal the sum of 14.00% plus 14.00% multiplied by the Underlying Return of the Lowest Performing Underlying on the relevant Observation Date. The Applicable Rate is subject to a minimum of zero.
Interest Payment Dates:		Unless redeemed earlier, interest will be paid quarterly in arrears at the Applicable Rate per annum on October 29, 2010, January 31, 2011, April 29, 2011, July 29, 2011, October 31, 2011 and the Maturity Date, subject to the modified following business day convention. No interest will accrue or be payable following an Early Redemption.
Redemption Amount:		At maturity, the Redemption Amount you will be entitled to receive will depend on the individual performance of each Underlying and whether a Knock-In Event has occurred. If the securities are not subject to Early Redemption, the Redemption Amount will be determined as follows:
	•	If a Knock-In Event occurs, the Redemption Amount will equal the principal amount of the securities you hold multiplied by the sum of one plus the Underlying Return of the Lowest Performing Underlying on the Valuation Date. In this case, the Redemption Amount will be less than or equal to $700 per $1,000 principal amount of securities and you could lose your entire investment.
	•	If a Knock-In Event does not occur, the Redemption Amount will equal the principal amount of the securities you hold.
Any payment you will be entitled to receive at maturity is subject to our ability to pay our obligations as they become due.
Early Redemption Amount:		If an Early Redemption Event occurs, the securities will be redeemed on the relevant Interest Payment Date at 100% of the principal amount of the securities, together with the interest payable on that Interest Payment Date.
Early Redemption Event:		On any Observation Date, an Early Redemption Event will occur if the closing level of each Underlying on such Observation Date is greater than its Knock-Out Level.
Knock-In Event:		On the Valuation Date, a Knock-In Event will occur if the closing level of any Underlying is less than or equal to its Knock-In Level.
Lowest Performing Underlying:		On any Observation Date, the Underlying with the lowest Underlying Return on such Observation Date.
Underlying Return:		For each Underlying, the Underlying Return on any Observation Date will be calculated as follows:
Final Level – Initial Level Initial Level
Final Level:		For any Underlying on any Observation Date, the closing level for such Underlying on such Observation Date. The closing level for the GDX is subject to adjustment for dilution events as described in the accompanying product supplement.
Observation Dates:†		October 26, 2010; January 26, 2011; April 26, 2011, July 26, 2011, October 26, 2011 and the Valuation Date.
Valuation Date:†		January 25, 2012
Maturity Date:†		January 30, 2012
Listing:		The securities will not be listed on any securities exchange.
CUSIP:		22546EVW1

†    Each scheduled Observation Date is subject to postponement in respect of each Underlying if such date is not an underlying business day for such Underlying or as a result of a market disruption event in respect of such Underlying as described in the accompanying product supplement under "Description of the Securities—Market disruption events." The Maturity Date is subject to postponement if the scheduled Maturity Date is not a business day or if the scheduled Valuation Date is postponed because it is not an underlying business day for any Underlying or as a result of a market disruption event in respect of any Underlying.

Investing in the securities involves a number of risks. See "Selected Risk Considerations" in this term sheet and "Risk Factors" beginning on page PS-3 of the accompanying product supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this term sheet or the accompanying underlying supplement, the product supplement, the prospectus supplement and the prospectus. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discounts and Commissions(1)	Proceeds to Issuer

Per security	$1,000.00	$	$

Total	$	$	$

(1)    We or one of our affiliates may pay varying discounts and commissions of between $25 and $27.50 per $1,000 principal amount of securities in connection with the distribution of the securities. In addition, an affiliate of ours may pay fees to some broker-dealers of up to $8 per $1,000 principal amount of securities and may pay referral fees of up to $5 per $1,000 principal amount of securities in connection with the distribution of the securities. For more detailed information, please see "Supplemental Plan of Distribution (Conflicts of Interest)" on the last page of this term sheet.

The agent for this offering, Credit Suisse Securities (USA) LLC ("CSSU"), is our affiliate. For more information, see "Supplemental Plan of Distribution (Conflicts of Interest)" on the last page of this term sheet.

The securities are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Credit Suisse

July 2, 2010

Credit Suisse has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this term sheet relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that Credit Suisse has filed with the SEC for more complete information about Credit Suisse and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Credit Suisse or any agent or any dealer participating in this offering will arrange to send you this term sheet, underlying supplement, product supplement, prospectus supplement and prospectus if you so request by calling 1-800-221-1037.

You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer on the date the securities are priced. We reserve the right to change the terms of, or reject any offer to purchase the securities prior to their issuance. In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

Additional Terms Specific to the Securities

You should read this term sheet together with the underlying supplement dated June 24, 2010, the product supplement dated March 31, 2010, the prospectus supplement dated March 25, 2009 and the prospectus dated March 25, 2009, relating to our Medium-Term Notes of which these securities are a part. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

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  Underlying supplement dated June 24, 2010:

    http://www.sec.gov/Archives/edgar/data/1053092/000104746910006110/a2199225z424b2.htm

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  Product supplement No. U-I dated March 31, 2010:

    http://www.sec.gov/Archives/edgar/data/1053092/000104746910003099/a2197786z424b2.htm

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  Prospectus supplement dated March 25, 2009:

    http://www.sec.gov/Archives/edgar/data/1053092/000104746909003093/a2191799z424b2.htm

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  Prospectus dated March 25, 2009:

    http://www.sec.gov/Archives/edgar/data/1053092/000104746909003289/a2191966z424b2.htm

Our Central Index Key, or CIK, on the SEC website is 1053092. As used in this term sheet, the "Company," "we," "us," or "our" refers to Credit Suisse. This term sheet, together with the documents listed above, contain the terms of the securities and supersede all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the product supplement and "Selected Risk Considerations" in this term sheet, as the securities involve risks not associated with conventional debt securities. You should consult your investment, legal, tax, accounting and other advisors before deciding to invest in the securities.

Hypothetical Redemption Amounts and Interest Payments on the Securities

The table and examples below illustrate hypothetical amounts payable and, in the case of the examples, interest paid on a $1,000 investment in the securities for a range of Underlying Returns of the Lowest Performing Underlying. The table assumes that the securities are not redeemed prior to maturity. The table and examples reflect the Knock-In Level for each Underlying of 70% of the Initial Level of such Underlying. In addition, the examples below assume that the Initial Level is 1030 for SPX, $52 for the GDX and 610 for the RTY. The table is intended to illustrate hypothetical Redemption Amounts at maturity. The examples are intended to illustrate hypothetical calculations of the interest payments on the securities. The Redemption Amounts and amounts payable at maturity set forth below are provided for illustration purposes only. The actual Redemption Amounts and interest payments applicable to a purchaser of the securities will depend on several variables, including, but not limited to (a) whether the closing level of any Underlying is greater than its respective Knock-Out Level on any Observation Date and (b) the Final Level of the Lowest Performing Underlying determined on the relevant Observation Date. It is not possible to predict whether an Early Redemption Event or a Knock-In Event will occur or whether the Final Level of the Lowest Performing Underlying on any Observation Date will be greater than or less than the Initial Level of such Underlying. Any payment at maturity is subject to our ability to pay our obligations as they become due. The numbers appearing in the following table and examples have been rounded for ease of analysis.

Table:    Hypothetical Redemption Amounts payable at maturity on the securities.

Principal Amount of Securities	Underlying Return of the Lowest Performing Underlying	Redemption Amount
$1,000	100%	$1,000
$1,000	90%	$1,000
$1,000	80%	$1,000
$1,000	70%	$1,000
$1,000	60%	$1,000
$1,000	50%	$1,000
$1,000	40%	$1,000
$1,000	30%	$1,000
$1,000	20%	$1,000
$1,000	10%	$1,000
$1,000	0%	$1,000
$1,000	-10%	$1,000
$1,000	-20%	$1,000
$1,000	-30%	$700
$1,000	-40%	$600
$1,000	-50%	$500
$1,000	-60%	$400
$1,000	-70%	$300
$1,000	-80%	$200
$1,000	-90%	$100
$1,000	-100%	$0

Example 1: An Early Redemption Event does not occur and a Knock-In Event does not occur.

First Observation Date / Interest Payment Date

Underlying	Initial Level	Final Level	Underlying Return on First Observation Date
SPX	1030	1081.50	5%
GDX	$52	$54.60	5%
RTY	610	579.50	-5%

Since the Underlying Return of the RTY on the first Observation Date is -5%, the RTY is the Lowest Performing Underlying. Therefore, the Applicable Rate per annum on the first Interest Payment Date will equal:

14.00% + (14.00% × -5%)    =    13.30%

The Interest Payment on the first Interest Payment Date = principal amount of the securities × (Applicable Rate / 4)

$1,000 × (13.30% / 4)    =    $33.25

Second Observation Date / Interest Payment Date

Underlying	Initial Level	Final Level	Underlying Return on Second Observation Date
SPX	1030	1081.50	5%
GDX	$52	$49.40	-5%
RTY	610	640.50	5%

Since the Underlying Return of the GDX on the second Observation Date is -5%, the GDX is the Lowest Performing Underlying. Therefore, the Applicable Rate per annum on the second Interest Payment Date will equal:

14.00% + (14.00% × -5%)    =    13.30%

The Interest Payment on the second Interest Payment Date = principal amount of the securities × (Applicable Rate / 4)

$1,000 × (13.30% / 4)    =    $33.25

Third Observation Date / Interest Payment Date

Underlying	Initial Level	Final Level	Underlying Return on Third Observation Date
SPX	1030	1081.50	5%
GDX	$52	$57.20	10%
RTY	610	671	10%

Since the Underlying Return of the SPX on the third Observation Date is 5%, the SPX is the Lowest Performing Underlying. Therefore, the Applicable Rate per annum on the third Interest Payment Date will equal:

14.00% + (14.00% × 5%)    =    14.70%

The Interest Payment on the third Interest Payment Date = principal amount of the securities × (Applicable Rate / 4)

$1,000 × (14.70% / 4)    =    $36.75

Fourth Observation Date / Interest Payment Date

Underlying	Initial Level	Final Level	Underlying Return on Fourth Observation Date
SPX	1030	978.50	-5%
GDX	$52	$49.40	-5%
RTY	610	549	-10%

Since the Underlying Return of the RTY on the fourth Observation Date is -10%, the RTY is the Lowest Performing Underlying. Therefore, the Applicable Rate per annum on the fourth Interest Payment Date will equal:

14.00% + (14.00% × -10%)    =    12.60%

The Interest Payment on the fourth Interest Payment Date = principal amount of the securities × (Applicable Rate / 4)

$1,000 × (12.60% / 4)    =    $31.50

Fifth Observation Date / Interest Payment Date

Underlying	Initial Level	Final Level	Underlying Return on Fifth Observation Date
SPX	1030	1030	0%
GDX	$52	$49.40	-5%
RTY	610	610	0%

Since the Underlying Return of the GDX on the fifth Observation Date is -5%, the GDX is the Lowest Performing Underlying. Therefore, the Applicable Rate per annum on the fifth Interest Payment Date will equal:

14.00% + (14.00% × -5%)    =    13.30%

The Interest Payment on the fifth Interest Payment Date = principal amount of the securities × (Applicable Rate / 4)

$1,000 × (13.30% / 4)    =    $33.25

Sixth Observation Date / Interest Payment Date

Underlying	Initial Level	Final Level	Underlying Return on Sixth Observation Date
SPX	1030	1081.50	5%
GDX	$52	$52	0%
RTY	610	610	0%

Since the Underlying Returns of the GDX and the RTY on the sixth Observation Date are equal at 0% and are less than the Underlying Return of the SPX on the sixth Observation Date, either the GDX or the RTY can be the Lowest Performing Underlying for the purpose of calculating the Applicable Rate. Therefore, the Applicable Rate per annum on the sixth Interest Payment Date will equal:

14.00% + (14.00% × 0%)    =    14.00%

The Interest Payment on the sixth Interest Payment Date = principal amount of the securities × (Applicable Rate / 4)

$1,000 × (14.00% / 4)    =    $35.00

In Example 1, the securities pay interest on each Interest Payment Date and the total interest paid over the term of the securities is $203.00 per $1,000 principal amount of securities. In addition, an investor would be entitled to receive a Redemption Amount at maturity equal to $1,000 per $1,000 principal amount of securities because a Knock-In Event has not occurred.

Example 2: An Early Redemption Event does not occur and a Knock-In Event occurs.

First Observation Date / Interest Payment Date

Underlying	Initial Level	Final Level	Underlying Return on First Observation Date
SPX	1030	1081.50	5%
GDX	$52	$54.60	5%
RTY	610	579.50	-5%

Since the Underlying Return of the RTY on the first Observation Date is -5%, the RTY is the Lowest Performing Underlying. Therefore, the Applicable Rate per annum on the first Interest Payment Date will equal:

14.00% + (14.00% × -5%)    =    13.30%

The Interest Payment on the first Interest Payment Date = principal amount of the securities × (Applicable Rate / 4)

$1,000 × (13.30% / 4)    =    $33.25

Second Observation Date / Interest Payment Date

Underlying	Initial Level	Final Level	Underlying Return on Second Observation Date
SPX	1030	1081.50	5%
GDX	$52	$49.40	-5%
RTY	610	640.50	5%

Since the Underlying Return of the GDX on the second Observation Date is -5%, the GDX is the Lowest Performing Underlying. Therefore, the Applicable Rate per annum on the second Interest Payment Date will equal:

14.00% + (14.00% × -5%)    =    13.30%

The Interest Payment on the second Interest Payment Date = principal amount of the securities × (Applicable Rate / 4)

$1,000 × (13.30% / 4)    =    $33.25

Third Observation Date / Interest Payment Date

Underlying	Initial Level	Final Level	Underlying Return on Third Observation Date
SPX	1030	1081.50	5%
GDX	$52	$57.20	10%
RTY	610	671	10%

Since the Underlying Return of the SPX on the third Observation Date is 5%, the SPX is the Lowest Performing Underlying. Therefore, the Applicable Rate per annum on the third Interest Payment Date will equal:

14.00% + (14.00% × 5%)    =    14.70%

The Interest Payment on the third Interest Payment Date = principal amount of the securities × (Applicable Rate / 4)

$1,000 × (14.70% / 4)    =    $36.75

Fourth Observation Date / Interest Payment Date

Underlying	Initial Level	Final Level	Underlying Return on Fourth Observation Date
SPX	1030	978.50	-5%
GDX	$52	$49.40	-5%
RTY	610	549	-10%

Since the Underlying Return of the RTY on the fourth Observation Date is -10%, the RTY is the Lowest Performing Underlying. Therefore, the Applicable Rate per annum on the fourth Interest Payment Date will equal:

14.00% + (14.00% × -10%)    =    12.60%

The Interest Payment on the fourth Interest Payment Date = principal amount of the securities × (Applicable Rate / 4)

$1,000 × (12.60% / 4)    =    $31.50

Fifth Observation Date / Interest Payment Date

Underlying	Initial Level	Final Level	Underlying Return on Fifth Observation Date
SPX	1030	927	-10%
GDX	$52	$44.20	-15%
RTY	610	549	-10%

Since the Underlying Return of the GDX on the fifth Observation Date is -15%, the GDX is the Lowest Performing Underlying. Therefore, the Applicable Rate per annum on the fifth Interest Payment Date will equal:

14.00% + (14.00% × -15%)    =    11.90%

The Interest Payment on the fifth Interest Payment Date = principal amount of the securities × (Applicable Rate / 4)

$1,000 × (11.90% / 4)    =    $29.75

Sixth Observation Date / Interest Payment Date

Underlying	Initial Level	Final Level	Underlying Return on Sixth Observation Date
SPX	1030	515	-50%
GDX	$52	$36.40	-30%
RTY	610	366	-40%

Since the Underlying Return of the SPX on the sixth Observation Date is -50%, the SPX is the Lowest Performing Underlying. Therefore, the Applicable Rate per annum on the sixth Interest Payment Date will equal:

14.00% + (14.00% × -50%)    =    7.00%

The Interest Payment on the sixth Interest Payment Date = principal amount of the securities × (Applicable Rate / 4)

$1,000 × (7.00% / 4)    =    $17.50

In Example 2, the securities pay interest on each Interest Payment Date and the total interest paid over the term of the securities is $182.00 per $1,000 principal amount of securities. However, since a Knock-In Event has occurred, an investor would be entitled to receive a Redemption Amount at maturity of only $500 per $1,000 principal amount of securities based on the performance of the Lowest Performing Underlying.

Example 3: An Early Redemption Event occurs on the Fourth Observation Date.

First Observation Date / Interest Payment Date

Underlying	Initial Level	Final Level	Underlying Return on First Observation Date
SPX	1030	1081.50	5%
GDX	$52	$54.60	5%
RTY	610	579.50	-5%

Since the Underlying Return of the RTY on the first Observation Date is -5%, the RTY is the Lowest Performing Underlying. Therefore, the Applicable Rate per annum on the first Interest Payment Date will equal:

14.00% + (14.00% × -5%)    =    13.30%

The Interest Payment on the first Interest Payment Date = principal amount of the securities × (Applicable Rate / 4)

$1,000 × (13.30% / 4)    =    $33.25

Second Observation Date / Interest Payment Date

Underlying	Initial Level	Final Level	Underlying Return on Second Observation Date
SPX	1030	1081.50	5%
GDX	$52	$49.40	-5%
RTY	610	640.50	5%

Since the Underlying Return of the GDX on the second Observation Date is -5%, the GDX is the Lowest Performing Underlying. Therefore, the Applicable Rate per annum on the second Interest Payment Date will equal:

14.00% + (14.00% × -5%)    =    13.30%

The Interest Payment on the second Interest Payment Date = principal amount of the securities × (Applicable Rate / 4)

$1,000 × (13.30% / 4)    =    $33.25

Third Observation Date / Interest Payment Date

Underlying	Initial Level	Final Level	Underlying Return on Third Observation Date
SPX	1030	1081.50	5%
GDX	$52	$57.20	10%
RTY	610	671	10%

Since the Underlying Return of the SPX on the third Observation Date is 5%, the SPX is the Lowest Performing Underlying. Therefore, the Applicable Rate per annum on the third Interest Payment Date will equal:

14.00% + (14.00% × 5%)    =    14.70%

The Interest Payment on the third Interest Payment Date = principal amount of the securities × (Applicable Rate / 4)

$1,000 × (14.70% / 4)    =    $36.75

Fourth Observation Date / Interest Payment Date

Underlying	Initial Level	Final Level	Underlying Return on Fourth Observation Date
SPX	1030	1184.50	15%
GDX	$52	$59.80	15%
RTY	610	671	10%

Since the Underlying Return of the RTY on the fourth Observation Date is 10%, the RTY is the Lowest Performing Underlying. Therefore, the Applicable Rate per annum on the fourth Interest Payment Date will equal:

14.00% + (14.00% × 10%)    =    15.40%

The Interest Payment on the fourth Interest Payment Date = principal amount of the securities × (Applicable Rate / 4)

$1,000 × (15.40% / 4)    =    $38.50

In Example 3, since the closing level of each Underlying on the fourth Observation Date is greater than its Knock-Out Level, an Early Redemption Event occurs and the securities are redeemed on the fourth Interest Payment Date. An investor would be entitled to receive an Early Redemption Amount of $1,000 per $1,000 principal amount of securities, along with the final interest payment due on the fourth Interest Payment Date. The total interest paid over the term of the securities is $141.75 per $1,000 principal amount of securities. No interest will accrue or be payable following an Early Redemption Event.

Example 4: An Early Redemption Event has occurred on the First Observation Date.

First Observation Date / Interest Payment Date

Underlying	Initial Level	Final Level	Underlying Return on first Observation Date
SPX	1030	1133	10%
GDX	$52	$59.80	15%
RTY	610	701.50	15%

Since the Underlying Return of the SPX on the first Observation Date is 10%, the SPX is the Lowest Performing Underlying. Therefore, the Applicable Rate per annum on the first Interest Payment Date will equal:

14.00% + (14.00% × 10%)    =    15.40%

The Interest Payment on the first Interest Payment Date = principal amount of the securities × (Applicable Rate / 4)

$1,000 × (15.40% / 4)    =    $38.50

In Example 4, since the closing level of each Underlying on the first Observation Date is greater than its Knock-Out Level, an Early Redemption Event occurs and the securities are redeemed on the first Interest Payment Date. An investor would be entitled to receive an Early Redemption Amount of $1,000 per $1,000 principal amount of securities, along with the final interest payment due on the first Interest Payment Date. The total interest paid over the term of the securities is $38.50 per $1,000 principal amount of securities. No interest will accrue or be payable following an Early Redemption Event.

Selected Risk Considerations

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the Underlyings. These risks are explained in more detail in the "Risk Factors" section of the accompanying product supplement.

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  YOU MAY RECEIVE LESS THAN YOUR PRINCIPAL AMOUNT AT MATURITY – You may receive less at maturity than you originally invested in the securities, or you may receive nothing, excluding any accrued or unpaid interest. If the Final Level of any Underlying is less than its Knock-In Level, you will be fully exposed to any depreciation in the Lowest Performing Underlying. In this case, the Redemption Amount you will be entitled to receive will be less than the principal amount of the securities, and you will lose your entire investment if the level of the Lowest Performing Underlying falls to zero. It is not possible to predict whether a Knock-In Event will occur and, in the event that there is a Knock-In Event, whether and by how much the Final Level of the Lowest Performing Underlying will decrease in comparison to its Initial Level. Any payment you will be entitled to receive at maturity is subject to our ability to pay our obligations as they become due.

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  THE SECURITIES WILL NOT PAY MORE THAN THE PRINCIPAL AMOUNT, PLUS INTEREST AT THE APPLICABLE RATE, AT MATURITY OR UPON EARLY REDEMPTION – The securities will not pay more than the principal amount, plus interest, at maturity or upon early redemption. If the Final Level of each Underlying is greater than its respective Initial Level, you will not receive the appreciation of any Underlying. Furthermore, if the Final Level of any Underlying is less than its Knock-In Level, you will be fully exposed to any depreciation in the Lowest Performing Underlying.

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  INTEREST PAYMENTS ON THE SECURITIES MAY BE LIMITED – Your only return on the securities will be the quarterly interest payments paid at the Applicable Rate on each Interest Payment Date, subject to Early Redemption. The Applicable Rate will equal the sum of 14.00% plus 14.00% multiplied by the Underlying Return of the Lowest Performing Underlying on the relevant Observation Date. If the closing level of the Lowest Performing Underlying on the applicable Observation Date is less than its Initial Level, resulting in a negative Underlying Return for such Underlying, any such return will adversely affect the Applicable Rate. Under such circumstances, the Applicable Rate will be less, and could be significantly less, than 14.00%. The quarterly interest payments may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

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  THE SECURITIES ARE SUBJECT TO THE CREDIT RISK OF CREDIT SUISSE – Although the return on the securities will be based on the performance of the Underlyings, the payment of any amount due on the securities, including any applicable interest payments, early redemption payment or payment at maturity, is subject to the credit risk of Credit Suisse. Investors are dependant on our ability to pay all amounts due on the securities and, therefore, investors are subject to our credit risk. In addition, any decline in our credit ratings, any adverse changes in the market's view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the value of the securities prior to maturity.

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  IF A KNOCK-IN EVENT OCCURS, YOUR RETURN WILL BE BASED ON THE INDIVIDUAL PERFORMANCE OF THE LOWEST PERFORMING UNDERLYING – If a Knock-In Event occurs, your return will be based on the individual performance of the Lowest Performing Underlying. In such case, your return will be negative even if a Knock-In Event occurs with respect to only one Underlying and the Final Level of only one Underlying is at or below its Knock-In Level.

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  THE SECURITIES ARE SUBJECT TO A POTENTIAL EARLY REDEMPTION, WHICH WOULD LIMIT YOUR ABILITY TO ACCRUE INTEREST OVER THE FULL TERM OF THE SECURITIES – The securities are subject to a potential early redemption. The securities may be redeemed on any Interest Payment Date upon the occurrence of an Early Redemption Event. If the closing level of each Underlying is greater than its Knock-Out Level on any Observation Date, an Early Redemption Event will occur. If the securities are redeemed prior to the Maturity Date, you will be entitled to receive the principal amount of your securities and any accrued but unpaid interest payable at the Applicable Rate on that Interest Payment Date. In this case, you will lose the opportunity to continue to accrue and be paid interest from the Early Redemption Date to the scheduled Maturity Date. If the securities are redeemed prior to the Maturity Date, you may be unable to invest in other securities with a similar level of risk that yield as much interest as the securities.

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  SINCE THE SECURITIES ARE LINKED TO THE PERFORMANCE OF MORE THAN ONE UNDERLYING, YOU WILL BE FULLY EXPOSED TO THE RISK OF FLUCTUATIONS IN THE LEVEL OF EACH UNDERLYING – Since the securities are linked to the performance of more than one Underlying, the securities will be linked to the individual performance of each Underlying. Because the securities are not linked to a basket, in which the risk is mitigated and diversified among all of the components of a basket, you will be exposed to the risk of fluctuations in the levels of the Underlyings to the same degree for each Underlying. For example, in the case of securities linked to a basket, the return would depend on the weighted aggregate performance of the Underlyings as reflected by the basket return. Thus, the depreciation of any Underlying could be mitigated by the appreciation of another Underlying, to the extent of the weightings of such components in the basket. However, in the case of securities linked to the lowest performing of three Underlyings, the individual performance of each Underlying is not combined to calculate your return and the depreciation of any Underlying is not mitigated by the appreciation of the other Underlyings. Instead, the Redemption Amount payable at maturity depends on the lowest performing of the three Underlyings to which the securities are linked.

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  THERE ARE RISKS ASSOCIATED WITH THE MARKET VECTORS GOLD MINERS ETF – Although shares of the Market Vectors Gold Miners ETF (the "Fund") are listed for trading on a national securities exchange and a number of similar products have been traded on various national securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the Fund or that there will be liquidity in the trading market. The Fund is subject to management risk, which is the risk that a Fund's investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. Pursuant to the Fund's investment strategy or otherwise, the Fund's investment advisor may add, delete or substitute the equity securities held by the Fund. Any of these actions could adversely affect the price of the shares of the Fund and consequently the value of the securities. For further information on the Fund, please refer to the accompanying underlying supplement.

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  THE PERFORMANCE OF THE MARKET VECTORS GOLD MINERS ETF MAY NOT CORRELATE TO THE PERFORMANCE OF ITS TRACKED INDEX – The Market Vectors Gold Miners ETF will generally invest in all of the equity securities included in the index tracked by the Fund (the "Tracked Index"). There may, however, be instances where the Fund's investment advisor may choose to overweight another stock in the Tracked Index, purchase securities not included in the Tracked Index that the investment advisor believes are appropriate to substitute for a security included in the Tracked Index or utilize various combinations of other available investment techniques in seeking to track accurately the Tracked Index. In addition, the performance of the Fund will reflect additional transaction costs and fees that are not included in the calculation of the Tracked Index. Also, corporate actions with respect to the equity securities (such as mergers and spin-offs) may impact the variance between the Fund and the Tracked Index. Finally, because the shares of the Fund are traded on a national securities exchange and are subject to market supply and investor demand, the market value of one share of the Fund may differ from the net asset value per share of the Fund. For these reasons, the performance of the Fund may not correlate with the performance of the Tracked Index.

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  RISKS ASSOCIATED WITH INVESTMENTS IN SECURITIES WITH CONCENTRATION IN A SINGLE INDUSTRY – The stocks comprising the NYSE Arca Gold Miners Index and that are generally tracked by the Market Vectors Gold Miners ETF are stocks of companies primarily engaged in the mining of gold or silver. The shares of the Market Vectors Gold Miners ETF may be subject to increased price volatility as they are linked to a single industry, market or sector and may be more susceptible to adverse economic, market, political or regulatory occurrences affecting that industry, market or sector. Because the Market Vectors Gold Miners ETF primarily invests in stocks and ADRs of companies that are involved in the gold mining industry, and to a lesser extent the silver mining industry, the shares of the Market Vectors Gold Miners ETF are subject to certain risks associated with such companies

    Gold mining companies are highly dependent on the price of gold and subject to competition pressures that may have a significant effect on their financial condition. Gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors. These include economic factors, including, among other things, the structure of and confidence in the global monetary system, expectations of the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is generally quoted), interest rates and gold borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events. Gold prices may also be affected by industry factors such as industrial and jewelry demand, lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions which hold gold, levels of gold production and production costs, and short-term changes in supply and demand because of trading activities in the gold market.

    Silver mining companies are highly dependant on the price of silver. Silver prices can fluctuate widely and may be affected by numerous factors. These include general economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events, and production costs and disruptions in major silver producing countries such as Peru, Mexico and China.

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  ANTI-DILUTION PROTECTION IS LIMITED – The calculation agent will make anti-dilution adjustments for certain events affecting the shares of the Market Vectors Gold Miners ETF. However, the calculation agent will not make an adjustment in response to all events that could affect the shares of the Market Vectors Gold Miners ETF. If an event occurs that does not require the calculation agent to make an adjustment, the value of the securities may be materially and adversely affected. See "Description of the Securities—Anti-dilution adjustments for funds" in the accompanying product supplement.

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  CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE SECURITIES PRIOR TO MATURITY – While the payment at maturity described in this term sheet is based on the full principal amount of your securities, the original issue price of the securities includes the agent's commission and the cost of hedging our obligations under the securities through one or more of our affiliates. As a result, the price, if any, at which Credit Suisse (or its affiliates), will be willing to purchase securities from you in secondary market transactions, if at all, will likely be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you. The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity.

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  NO OWNERSHIP RIGHTS RELATING TO THE UNDERLYINGS – Your return on the securities will not reflect the return you would realize if you actually owned shares of the Fund and the equity securities that comprise the Underlyings. The return on your investment, which is based on the percentage change in the Underlyings, is not the same as the total return based on the purchase of shares of the Fund or the equity securities that comprise the Underlyings.

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  NO DIVIDEND PAYMENTS OR VOTING RIGHTS – As a holder of the securities, you will not have voting rights or rights to receive cash dividends or other distributions or other rights with respect to the shares of the Fund or the equity securities that comprise the Underlyings.

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  LACK OF LIQUIDITY – The securities will not be listed on any securities exchange. Credit Suisse (or its affiliates) intends to offer to purchase the securities in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities when you wish to do so. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Credit Suisse (or its affiliates) is willing to buy the securities. If you have to sell your securities prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss.

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  POTENTIAL CONFLICTS – We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities.

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  MANY ECONOMIC AND MARKET FACTORS WILL AFFECT THE VALUE OF THE SECURITIES – In addition to the levels of the Underlyings on any day, the value of the securities will be affected by a number of economic and market factors that may either offset or magnify each other, including:

    o
    the expected volatility of the Underlyings;

    o
    the time to maturity of the securities;

    o
    the Early Redemption feature, which is likely to limit the value of the securities;

    o
    interest and yield rates in the market generally;

    o
    global gold and silver supply and demand, which is influenced by such factors as forward selling by gold and silver producers, purchases made by gold and silver producers to unwind gold and silver hedge positions, central bank purchases and sales of gold, and production and cost levels in major gold-producing countries and in major silver- producing countries;

    o
    investors' expectations with respect to the rate of inflation;

    o
    the occurrence of certain events to the Market Vectors Gold Miners ETF that may or may not require an anti-dilution adjustment;

    o
    geopolitical conditions and a variety of economic, financial, political, regulatory or judicial events that affect the components comprising the Underlyings, or markets generally and which may affect the levels of the Underlyings; and

    o
    our creditworthiness, including actual or anticipated downgrades in our credit ratings.

    Some or all of these factors may influence the price that you will receive if you choose to sell your securities prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

Use of Proceeds and Hedging

We intend to use the proceeds of this offering for our general corporate purposes, which may include the refinancing of existing debt outside Switzerland. Some or all of the proceeds we receive from the sale of the securities may be used in connection with hedging our obligations under the securities through one or more of our affiliates. Such hedging or trading activities on or prior to the Trade Date and during the term of the securities (including on the Valuation Date) could adversely affect the value of the Underlyings and, as a result, could decrease the amount you may receive on the securities at maturity. For further information, please refer to "Use of Proceeds and Hedging" in the accompanying product supplement.

Historical Information

The following graphs set forth the historical performance of the S&P 500 Index and the Russell 2000 Index based on the closing levels of such Underlyings from January 1, 2005 through June 30, 2010 and the historical performance of the Market Vectors Gold Miners ETF based on the closing prices of one share of such Underlying from May 22, 2006 through June 30, 2010. The closing level of the S&P 500 Index on June 30, 2010 was 1030.71. The closing price of one share of the Market Vectors Gold Miners ETF on June 30, 2010 was $51.96. The closing level of the Russell 2000 Index on June 30, 2010 was 609.49. We obtained the closing levels and closing prices below from Bloomberg, without independent verification. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg. You should not take the historical levels and prices of the Underlyings as an indication of future performance of the Underlyings or the securities. The level of any of the Underlying may decrease so that a Knock-In Event occurs and at maturity you will receive a Redemption Amount equal to less than the principal amount of the securities. Any payment on the securities is subject to our ability to pay our obligations as they become due. We cannot give you any assurance that the closing levels of the Underlyings will remain above their respective Knock-In Levels. If the closing level of any Underlying on the Valuation Date is less than or equal to its Knock-In Level, then you will lose money on your investment. For further information on the Underlyings, see "The Reference Indices—The S&P Indices—The S&P 500® Index," "The Reference Funds—The Market Vectors Gold Minders ETF" and "The Reference Indices—The Russell 2000® Index" in the accompanying underlying supplement.

Historical Performance of the S&P 500 Index

 Historical Performance of the Market Vectors
Gold Miners ETF

Historical Performance of the Russell 2000 Index

Certain United States Federal Income Tax Considerations

The following discussion summarizes certain U.S. federal income tax consequences of owning and disposing of securities that may be relevant to holders of securities that acquire their securities from us as part of the original issuance of the securities. This discussion applies only to holders that hold their securities as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"). Further, this discussion does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your individual circumstances or if you are subject to special rules, such as if you are:

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  a financial institution,

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  a mutual fund,

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  a tax-exempt organization,

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  a grantor trust,

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  certain U.S. expatriates,

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  an insurance company,

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  a dealer or trader in securities or foreign currencies,

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  a person (including traders in securities) using a mark-to-market method of accounting,

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  a person who holds securities as a hedge or as part of a straddle with another position, constructive sale, conversion transaction or other integrated transaction, or

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  an entity that is treated as a partnership for U.S. federal income tax purposes.

The discussion is based upon the Code, law, regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and foreign laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the "IRS") has been or will be sought as to the U.S. federal income tax consequences of the ownership and disposition of securities, and the following discussion is not binding on the IRS.

You should consult your tax advisor as to the specific tax consequences to you of owning and disposing of securities, including the application of federal, state, local and foreign income and other tax laws based on your particular facts and circumstances.

IRS CIRCULAR 230 REQUIRES THAT WE INFORM YOU THAT ANY TAX STATEMENT HEREIN REGARDING ANY U.S. FEDERAL TAX IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING ANY PENALTIES. ANY SUCH STATEMENT HEREIN WAS WRITTEN TO SUPPORT THE MARKETING OR PROMOTION OF THE TRANSACTION(S) OR MATTER(S) TO WHICH THE STATEMENT RELATES. A PROSPECTIVE INVESTOR (INCLUDING A TAX-EXEMPT INVESTOR) IN THE SECURITIES SHOULD CONSULT ITS OWN TAX ADVISOR IN DETERMINING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

Characterization of the Securities

There are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of your securities. Under one approach, each security is treated, for U.S. federal income tax purposes, as (1) a put option (the "Put Option") that requires the holder to cash settle against the value of the Lowest Performing Underlying for an amount equal to the Deposit (as defined below) if any Underlying declines to a defined floor level and the Final Level thereof is equal to or less than the Initial Level, and (2) a deposit with us of cash, in an amount equal to the amount paid for a security (the "Deposit") to secure the holder's potential obligation to cash settle against the value of the Lowest Performing Underlying. We intend to treat the securities consistent with this approach. In the absence of an administrative or judicial ruling to the contrary, we and, by acceptance of a security, each holder agree to treat the securities as consisting of a Deposit and a Put Option with respect to the value of the Lowest Performing Underlying for all U.S. federal income tax purposes. The balance of this discussion assumes that the securities will be so treated.

You should be aware that the characterization of the securities as described above is not certain, nor is it binding on the IRS or the courts. Thus, it is possible that the IRS would seek to characterize your securities in a manner that results in tax consequences to you that are different from those described above.

For example, the IRS might assert that the securities constitute debt instruments that are "contingent payment debt instruments" that are subject to special tax rules under the applicable Treasury regulations governing the recognition of income over the term of your securities. If the securities were to be treated as contingent payment debt instruments and they had term of more than one year, you would be required to include in income on an economic accrual basis over the term of the securities an amount of interest that is based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your securities, or the comparable yield. The characterization of securities as contingent payment debt instruments under these rules is likely to be adverse. If the securities had a term of one year or less, the rules for short-term debt obligations would apply rather than the rules for contingent payment debt instruments. Under Treasury regulations, a short-term debt obligation is treated as issued at a discount equal to the difference between all payments on the obligation and the obligation's issue price. A cash method U.S. Holder that does not elect to accrue the discount in income currently should include the payments attributable to interest on the security as income upon receipt. Under these rules, any contingent payment would be taxable upon receipt by a cash basis taxpayer as ordinary interest income. You should consult your tax advisor regarding the possible tax consequences of characterization of the securities as debt instruments or contingent payment debt instruments.

It is also possible that the IRS would seek to characterize your securities as Code section 1256 contracts in the event that they are listed on a securities exchange. In such case, the securities would be marked-to-market at the end of the year and 40% of any gain or loss would be treated as short-term capital gain or loss, and the remaining 60% of any gain or loss would be treated as long-term capital gain or loss.

Alternatively, in the event that the securities have a term of more than one year and reference an equity interest in a "pass-thru entity" within the meaning of Code section 1260 (which includes shares in, among others, an exchange-traded fund, a regulated investment company, a real estate investment trust, a partnership or trust), the IRS might assert that the securities constitute a "constructive ownership transaction." If the securities were treated as a constructive ownership transaction, under Code section 1260, all or a portion of your gain, if any, from the securities would be recharacterized as ordinary income, and you would be required to pay additional tax calculated by reference to interest on the tax on such recharacterized income. We are not responsible for any adverse consequences that you may experience as a result of any alternative characterization of the securities for U.S. federal income tax or other tax purposes.

You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your securities for U.S. federal income tax purposes.

U.S. Holders

For purposes of this discussion, the term "U.S. Holder," for U.S. federal income tax purposes, means a beneficial owner of securities that is (1) a citizen or resident of the United States, (2) a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust, if (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes. If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds securities, the U.S. federal income tax treatment of such partnership and a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership, or a partner of a partnership, holding securities, you should consult your tax advisor regarding the tax consequences to you from the partnership's purchase, ownership and disposition of the securities.

Interest Payments on the Securities

In accordance with the agreed-upon tax treatment described above, the portion of each coupon payment on the security that should be treated as interest on the Deposit is 1.3987% per annum and the balance should be treated as put premium received by the U.S. Holder in respect of the Put Option to us (the "Put Premium").

We will treat the Deposit as a debt obligation issued by us. Accordingly, we will treat each coupon payment as consisting of interest of 1.3987% per annum on the Deposit and the balance as Put Premium paid to you. U.S. Holders should therefore include such interest component of the coupon in income as received or accrued, based on their method of accounting.

Put Premium and Payment of Redemption Amount on the Securities

A U.S. Holder should not be subject to tax upon receipt of the Put Premium.

If a Knock-In Event has occurred, a U.S. Holder should recognize short-term capital gain or loss equal to the difference between (1) the cash proceeds so received (other than in respect of any accrued but unpaid coupon on the security, which will be taxed as described above under "—Interest Payments on the Securities") plus the Put Premium, and (2) the U.S. Holder's tax basis in the security (generally equal to the amount of the Deposit).

If a Knock-In Event has not occurred, a U.S. Holder will receive cash equal the principal amount of the security and should recognize short-term capital gain or loss equal to the difference between (1) the cash proceeds so received (other than in respect of any accrued but unpaid coupon on the security, which will be taxed as described above under "—Interest Payments on the Securities" plus the Put Premium) and (2) the U.S. Holder's tax basis in the security. This difference is expected to equal zero. The Put Option should be deemed to have expired unexercised and the Put Premium received should be treated as short-term capital gain at such time.

Sale or Exchange of the Securities

Upon a sale or exchange of a security, a U.S. Holder should allocate the sale proceeds received between the Deposit and the Put Option on the basis of their respective fair market values on the date of sale. The U.S. Holder should generally recognize gain or loss with respect to the Deposit in an amount equal to the difference between the amount of the sale proceeds allocable to the Deposit and the U.S. Holder's adjusted tax basis in the Deposit (which will generally equal the issue price of the security). Except to the extent attributable to accrued but unpaid interest with respect to the Deposit, which will be subject to tax as described above under "—Interest Payments on the Securities," such gain or loss should be long-term capital gain or loss for securities with a term of more than one year, if the U.S. Holder has held the security for more than one year at the time of disposition. For securities with a term of one year or less, such gain or loss will be short-term capital gain or loss. A U.S. Holder should recognize short-term capital gain equal to the amount of remaining sale proceeds allocable to the Put Option plus any previously received Put Premium. If the value of the Deposit exceeds the total sale proceeds received, then the U.S. Holder should be treated as having paid the buyer an amount equal to the amount of such excess in exchange for the buyer's assumption of the U.S. Holder's rights and obligations under the Put Option (such excess being referred to as "Deemed Payment"). In such a case, the U.S. Holder should recognize short-term capital gain or loss in an amount equal to the difference between the total Put Premium previously received, if any, and the amount of the Deemed Payment made by the U.S. Holder to the buyer with respect to the assumption of the Put Option. The amount of the Deemed Payment should be added to the sale proceeds allocated to the Deposit in determining the gain or loss in respect of the Deposit.

Legislation Affecting Securities Held Through Foreign Accounts

Congress recently enacted the "Hiring Incentives to Restore Employment Act" (the "Act"). Under the Act, a 30% withholding tax is imposed on "withholdable payments" made to foreign financial institutions (and their more than 50% affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account at the institution (or the institution's affiliates) and to annually report certain information about such account. "Withholdable payments" include payments of interest (including original issue discount), dividends, and other items of fixed or determinable annual or periodical gains, profits, and income ("FDAP"), in each case, from sources within the United States, as well as gross proceeds from the sale of any property of a type which can produce interest or dividends from sources within the United States. The Act also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or to certify that they do not have any substantial United States owners) to withhold tax at a rate of 30%. We will treat payments on the securities as withholdable payments for these purposes.

Withholding under the Act would apply to all withholdable payments without regard to whether the beneficial owner of the payment is a U.S. person, or would otherwise be entitled to an exemption from the imposition of withholding tax pursuant to an applicable tax treaty with the United States or pursuant to U.S. domestic law. Unless a foreign financial institution is the beneficial owner of a payment, it would be subject to refund or credit in accordance with the same procedures and limitations applicable to other taxes withheld on FDAP payments provided that the beneficial owner of the payment furnishes such information as the IRS determines is necessary to determine whether such beneficial owner is a United States owned foreign entity and the identity of any substantial United States owners of such entity. Generally, the Act's withholding and reporting regime is proposed to apply to payments made after December 31, 2012. Thus, if you hold your securities through a foreign financial institution or foreign corporation or trust, a portion of any of your payments made after December 31, 2012 may be subject to 30% withholding.

Non-U.S. Holders Generally

The U.S. withholding tax consequences of any coupon payment in respect of the securities is uncertain. Given the uncertainty, we will withhold U.S. income tax at a rate of 30% on any coupon payment. It may be possible for a non-U.S. Holder (a "Non-U.S. Holder") to take the position that some or all of a coupon payment is exempt from the 30% U.S. withholding tax or subject to a reduced withholding tax rate under an applicable tax treaty. Any Non-U.S. Holder taking the position that a coupon payment is exempt from the 30% withholding tax or eligible for a reduced rate of U.S. withholding tax may seek a refund or credit of any excess amounts withheld by us by filing an appropriate claim for refund with the IRS.

In the case of a holder of the securities that is not a U.S. Holder and has no connection with the United States other than holding its securities, payment of the redemption amount by us in respect to the securities will not be subject to U.S. withholding tax, provided that such Non-U.S. Holder complies with applicable certification requirements. Any gain realized upon the sale or other disposition of the securities by a Non-U.S. Holder will generally not be subject to U.S. federal income tax unless (1) such gain is effectively connected with a U.S. trade or business of such Non-U.S. Holder or (2) in the case of an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met.

Non-U.S. Holders that are subject to U.S. federal income taxation on a net income basis with respect to their investment in the securities should refer to the discussion above relating to U.S. Holders.

Legislation Affecting Substitute Dividend and Dividend Equivalent Payments

The Act treats a "dividend equivalent" payment as a dividend from sources within the United States. Under the Act, unless reduced by an applicable tax treaty with the United States, such payments generally would be subject to U.S. withholding tax. A "dividend equivalent" payment is (i) a substitute dividend payment made pursuant to a securities lending or a sale-repurchase transaction that (directly or indirectly) is contingent upon, or determined by reference to, the payment of a dividend from sources within the United States, (ii) a payment made pursuant to a "specified notional principal contract" that (directly or indirectly) is contingent upon, or determined by reference to, the payment of a dividend from sources within the United States, and (iii) any other payment determined by the IRS to be substantially similar to a payment described in the preceding clauses (i) and (ii). These changes will apply to payments made on or after September 14, 2010. In the case of payments made after March 18, 2012, a dividend equivalent payment includes a payment made pursuant to any notional principal contract unless otherwise exempted by the IRS. Where the securities reference an interest in a fixed basket of securities or an index, such fixed basket or index will be treated as a single security. Where the securities reference an interest in a basket of securities or an index that may provide for the payment of dividends from sources within the United States, absent guidance from the IRS, it is uncertain whether the IRS would determine that payments under the securities are substantially similar to a dividend. If the IRS determines that a payment is substantially similar to a dividend, it may be subject to U.S. withholding tax, unless reduced by an applicable tax treaty.

U.S. Federal Estate Tax Treatment of Non-U.S. Holders

The securities may be subject to U.S. federal estate tax if an individual Non-U.S. Holder holds the securities at the time of his or her death. The gross estate of a Non-U.S. Holder domiciled outside the United States includes only property situated in the United States. Individual Non-U.S. Holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the securities at death.

IRS Notice on Certain Financial Transactions

On December 7, 2007, the IRS and the Treasury Department issued Notice 2008-2, in which they stated they are considering issuing new regulations or other guidance on whether holders of an instrument such as the securities should be required to accrue income during the term of the instrument. The IRS and Treasury Department also requested taxpayer comments on (1) the appropriate method for accruing income or expense (e.g., a mark-to-market methodology or a method resembling the noncontingent bond method), (2) whether income and gain on such an instrument should be ordinary or capital, and (3) whether foreign holders should be subject to withholding tax on any deemed income accrual.

Accordingly, it is possible that regulations or other guidance may be issued that require holders of the securities to recognize income in respect of the securities prior to receipt of any payments thereunder or sale thereof. Any regulations or other guidance that may be issued could result in income and gain (either at maturity or upon sale) in respect of the securities being treated as ordinary income. It is also possible that a Non-U.S. Holder of the securities could be subject to U.S. withholding tax in respect of the securities under such regulations or other guidance. It is not possible to determine whether such regulations or other guidance will apply to your securities (possibly on a retroactive basis). You are urged to consult your tax advisor regarding Notice 2008-2 and its possible impact on you.

Information Reporting Regarding Specified Foreign Financial Assets

The Act also requires individual U.S. Holders with an interest in any "specified foreign financial asset" to file a report to the IRS with information relating to the asset and the maximum value thereof during the taxable for any year in which the aggregate value of all such assets is greater than $50,000 (or such higher dollar amount as prescribed by Treasury regulations). Specified foreign financial assets include any depository or custodial account held at a foreign financial institution; any debt or equity interest in a foreign financial institution if such interest is not regularly traded on an established securities market; and, if not held at a financial institution, (i) any stock or security issued by a non-United States person, (ii) any financial instrument or contract held for investment where the issuer or counterparty is a non-United States person, and (iii) any interest in an entity which is a non-United States person. Depending on the aggregate value of your investment in specified foreign financial assets, you may be obligated to file an annual report under this provision. The requirement to file a report is effective for taxable years beginning after March 18, 2010. Penalties apply to any failure to file a required report. Additionally, in the event a U.S. Holder does not file the information report relating to disclosure of specified foreign financial assets, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. Holder for the related tax year will not close before such information is filed. You should consult your own tax advisor as to the possible application to you of this information reporting requirement and related statute of limitations tolling provision.

Backup Withholding and Information Reporting

A holder of the securities (whether a U.S. Holder or a Non-U.S. Holder) may be subject to information reporting requirements and to backup withholding with respect to certain amounts paid to such holder unless it provides a correct taxpayer identification number, complies with certain certification procedures establishing that it is not a U.S. Holder or establishes proof of another applicable exemption, and otherwise complies with applicable requirements of the backup withholding rules.

Supplemental Plan of Distribution (Conflicts of Interest)

Under the terms and subject to the conditions contained in a distribution agreement dated May 7, 2007, as amended, which we refer to as the distribution agreement, we have agreed to sell the securities to CSSU. The distribution agreement provides that CSSU is obligated to purchase all of the securities if any are purchased.

CSSU proposes to offer the securities at the offering price set forth on the cover page of this term sheet and will receive underwriting discounts and commissions of between $25 and $27.50 per $1,000 principal amount of securities. CSSU may re-allow some or all of the discount on the principal amount per security on sales of such securities by other brokers or dealers. If all of the securities are not sold at the initial offering price, CSSU may change the public offering price and other selling terms.

In addition, Credit Suisse International, an affiliate of Credit Suisse, may pay fees to some broker-dealers of up to $8 per $1,000 principal amount of securities and may pay referral fees to other broker-dealers of up to $5 per $1,000 principal amount of securities in connection with the distribution of the securities. An affiliate of Credit Suisse has paid or may pay in the future a fixed amount to broker-dealers in connection with the costs of implementing systems to support these securities.

CSSU is our affiliate. In accordance with NASD Rule 2720, CSSU may not make sales in this offering to any of its discretionary accounts without the prior written approval of the customer. A portion of the net proceeds from the sale of the securities will be used by CSSU or one of its affiliates in connection with hedging our obligations under the securities. For further information, please refer to "Underwriting (Conflicts of Interest)" in the accompanying product supplement.

Credit Suisse

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